UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 16, 2014

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475, Minnetonka MN  55345

(Address of principal executive offices)

(952) 564-3500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into Material Definitive Agreement.

Material Orders

On July 17, 2014, Wireless Ronin received orders for products and services valued at $1.1 million from an existing automotive customer, consisting of RoninCast software, content design and creation, hardware and installation services. Wireless Ronin expects to complete these orders during the third quarter of 2014. In addition, the company expects that these orders will also result in an increase of annual hosting fees based on the increase in the number of deployed client nodes under management.

Financing Matters

On July 16, 2014, Wireless Ronin Technologies, Inc. obtained a $400,000 loan from an accredited investor and issued in exchange a secured convertible promissory note together with a five-year warrant to purchase up to 153,846 shares of the company’s common stock at a per-share price of $0.70, in a private placement exempt from registration under the Securities Act of 1933.

The promissory note bears interest at the annual rate of 12%, and matures on July 16, 2015.  At any time prior to the maturity date, the investor may convert the outstanding principal and accrued and unpaid interest on the promissory note at a conversion rate of $0.65 per share, as adjusted for stock splits and similar adjustments.  All outstanding principal and accrued and unpaid interest on the promissory note must be paid in full prior to the consummation of a change in control transaction involving Wireless Ronin, or upon Wireless Ronin raising aggregate gross proceeds of at least $3.5 million in an equity financing.  Wireless Ronin may prepay the promissory note after six months without penalty, and the promissory note otherwise contains customary terms.

In addition, Wireless Ronin had earlier obtained a $200,000 loan, in exchange for its issuance of an unsecured convertible promissory note bearing interest at the annual rate of 10% together with a three-year warrant to purchase up to 153,846 common shares at a per-share price of $0.75, as part of a private placement transaction the terms of which were disclosed in a Current Report on Form 8-K filed with the SEC on June 13, 2014.

Wireless Ronin offered and sold the foregoing securities in reliance on the statutory exemptions from registration under Section 4(a)(2) of the Securities Act, including Rule 506 thereunder.  The company relied on this exemption based on the fact that all investors were accredited investors.  The offer and sale of securities in the private placements were not registered under the Securities Act of 1933, and those securities therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the company, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act of 1933.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures about the issuance of the promissory notes contained in Item 1.01 above are hereby incorporated into this item.  Wireless Ronin’s obligations under the promissory notes may be accelerated upon customary events, such as payment defaults and events of bankruptcy.

Item 3.02.  Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 with regards to the issuance by Wireless Ronin of promissory notes convertible into shares of common stock, and warrants providing the right to purchase common stock, are hereby incorporated into this item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wireless Ronin Technologies, Inc.

By:	/s/ Scott W. Koller
Scott W. Koller Chief Executive Officer

Dated: July 17, 2014